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                                                                  Exhibit 11
                           PAYLESS SHOESOURCE, INC.
                     COMPUTATION OF NET EARNINGS PER SHARE



                                    13 Weeks Ended         39 Weeks Ended
                                   ------------------     ------------------
(Thousands, except per share)      Nov. 1,    Nov. 2,     Nov. 1,    Nov. 2,
                                    1997       1996        1997       1996
                                  --------   --------    --------   --------

Net earnings                      $ 33,493   $ 29,405    $111,508   $ 92,573

Common shares outstanding           37,473     40,006      38,816     40,311
                                  --------   --------    --------   --------

Net earnings per share            $    .89   $    .74    $   2.87   $   2.30
                                  ========   ========    ========   ========

Primary Computation:
--------------------

Net earnings                      $ 33,493   $ 29,405    $111,508   $ 92,573

Common shares outstanding           37,473     40,006      38,816     40,311

Net effect of dilutive stock
   options based on the treasury
  stock method                         661         63         396        101
                                  --------   --------    --------   --------
Outstanding shares for primary
  earnings per share                38,134     40,069      39,212     40,412
                                  ========   ========    ========   ========

Primary earnings per share        $    .88   $    .73    $   2.84   $   2.29
                                  ========   ========    ========   ========

Fully Diluted Computation:
--------------------------

Net earnings                      $ 33,493   $ 29,405    $111,508   $ 92,573

Common shares outstanding           37,473     40,006      38,816     40,311

Net effect of dilutive stock
   options based on the treasury
  stock method                         661         97         540        101
                                  --------   --------    --------   --------
Outstanding shares for fully
  diluted earnings per share        38,134     40,103      39,356     40,412
                                  ========   ========    ========   ========

Fully Diluted earnings per share  $    .88   $    .73    $   2.83   $   2.29
                                  ========   ========    ========   ========


Note: The Company's 1997 and 1996 outstanding shares was calculated on the average number of Company shares outstanding during the applicable period.
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